Exhibit 10.21

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT

HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “****”.

AN UNREDACTED VERSION OF THIS

DOCUMENT HAS ALSO BEEN PROVIDED TO THE

SECURITIES AND EXCHANGE COMMISSION

FIRST AMENDMENT TO

MORTGAGE LOAN REPURCHASE AGREEMENT

This First Amendment to Mortgage Loan Repurchase Agreement (“Amendment”) is entered into effective as of July 10, 2012 (the “Effective Date”), by and between SIRVA Mortgage, Inc., an Ohio corporation (“Seller”) and Associated Bank, N.A., a national association (“Buyer”).

BACKGROUND

A. Seller and Buyer are parties to a certain Mortgage Loan Repurchase Agreement dated as of July 11, 2011 (as amended or modified from time to time, the “Repurchase Agreement”) and related agreements, instruments and documents (collectively, with the Repurchase Agreement, the “Existing Repurchase Documents”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Repurchase Agreement.

B. Seller has requested that Buyer make certain modifications in the Repurchase Agreement.

C. Buyer has agreed to the modifications specified in this Amendment, subject to the amendments, terms, and conditions set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

Section 1. Amendments, Modifications, and Agreements.

(a) The following terms are hereby added to the Definitions Section of the Repurchase Agreement:

“Consolidated” refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person’s Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the Consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly Consolidated Subsidiaries

“GAAP Net Worth” means, with respect to any Person as of any date, an amount equal to all Consolidated assets of such Person minus such Person’s Consolidated liabilities, each as determined in accordance with GAAP.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as reasonably determined by such Person. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“HARP 2.0” means the Home Affordable Refinance Program authorized by sections 101 and 109 of the Emergency Economic Stabilization Act of 2008, as amended by section 7002 of the American Recovery and Reinvestment Act of 2009.

“HARP Loan” means a Mortgage Loan, that is made to refinance a Mortgage Loan that (a) is currently owned by Fannie Mae or Freddie Mac; (b) has been modified by Seller and the Mortgagor of such Mortgage Loan in strict accordance with the requirements of HARP 2.0 for such Mortgage Loan; and (c) is eligible for purchase by Fannie Mae or Freddie Mac.

“USDA” means the organization known as the United States Department of Agriculture or any successor.

“USDA Loan” means a Single-family Mortgage Loan, payment of which is partially or completely guaranteed by the USDA in accordance with applicable Agency Guidelines or with respect to which there is a current binding and enforceable commitment for such a guaranty issued by the USDA.

“VA Loan” means a Single-family Mortgage Loan, payment of which is partially or completely insured by the VA under the Servicemen’s Readjustment Act of 1944 or Chapter 37 of Title 38 of the United States Code or with respect to which there is a current, binding and enforceable commitment for such a guaranty issued by the FHA.

(b) The following term in the Definitions Section of the Repurchase Agreement is hereby amended and restated to read as follows:

“Agency” means FHA, Fannie Mae, Ginnie Mae, Freddie Mac, HUD, USDA, or VA, as applicable.

“Conforming Mortgage Loan” means a Mortgage Loan, other than an FHA Loan, VA Loan, USDA Loan, or Jumbo Loan, that complies with all applicable requirements for purchase under the Fannie Mae or Freddie Mac standard form of conventional mortgage purchase contract.

“Electronic Tracking Agreement” means the Electronic Tracking Agreement substantially in the form set forth as Exhibit F hereto, by and between each Buyer, Sellers, MERS and MERSCORP Holdings, Inc. (the “Electronic Agent”), as the same shall be amended, supplemented or otherwise modified from time to time.

“Eligible Mortgage Loan” means a Conforming Mortgage Loan, a FHA Loan, a VA Loan, a USDA Loan, a HARP Loan, or a Jumbo Loan that, at all times during the term of this Agreement, (a) is evidenced by loan documents that are the standard forms approved by VA, FHA, Fannie Mae, or Freddie Mac or forms previously approved, in writing, by Buyer in its sole discretion; (b) is made to a natural person or persons;

(c) is evidenced by a Mortgage Note made payable to the order of Seller and secured by a Mortgage that grants a perfected first-priority lien on the residential real property covered thereby; (d) is not in default of any payment obligation or any other obligation under the Mortgage Note or the Mortgage evidencing or securing such Mortgage Loan; (e) has an Origination Date not more than fifteen (15) days prior to delivery to Buyer; (f) is registered on the MERS® System; (g) the Repurchase Date applicable to such Mortgage Loan has not occurred; (h) the Mortgagor or any other obligor of which is not subject to a voluntary or involuntary bankruptcy or an act of fraud by the Mortgagor or any other related Person; (i) is fully covered by a Takeout Commitment on its applicable Acquisition Date or is an Undesignated Mortgage Loan eligible for sale to a Takeout Investor under its Takeout Guidelines; and (j) satisfies each of the applicable representations and warranties set forth on Annex 2 and each of the other applicable representations and warranties set forth in this Agreement or on any other applicable Annex.

“Investment Return Rate” means the LIBOR Rate (but in no event less than 1.50% per annum) plus the number of basis points specified in Annex 1.

“Jumbo Loan” means a Mortgage Loan which would satisfy the requirements for a Conforming Mortgage Loan except for a principal balance greater than the maximum balance permitted by Freddie Mac or Fannie Mae but not more than $2,000,000 for any such Jumbo Loan fully covered by a Takeout Commitment.

“LIBOR Rate” means the rate of interest equal to the London Interbank Offered Rate for U.S. dollar deposits for an interest period of one (1) month as quoted or published by Telerate, Bloomberg or any other rate quoting service, selected by Buyer in its sole discretion for an interest period of one (1) month. In the event such rate quoting service ceases to be selected by Buyer, Buyer’s determination of the LIBOR Rate shall be conclusive and binding on Seller absent manifest error.

“Post-Origination Period” means the period of time between the Purchased Loan’s Origination Date and its subsequent sale to a Takeout Investor.

“Tangible Net Worth” means, with respect to any Person at any date, an amount equal to the GAAP Net Worth of such Person at such date, less (i) advances to shareholders, members, or Affiliates of such Person, (ii) investments in Affiliates of such Person, (iii) the aggregate book value of all intangible assets of such Person, including, without limitation, goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, franchises, capitalized servicing rights, each to be determined in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Subsection 3.1 (d) hereof; (iv) 50% of aggregate book value of all real estate owned by such Person; (v) 50% of the aggregate book value of all investments of such Person; and (vi) 50% of loans held by such Person for investment, plus (i) one percent (1%) of the unpaid principal balances of all Mortgage Loans at such date for which such Person owns the Servicing Rights and (ii) the unpaid principal amount of all Subordinated

Debt of such Person at such date. Notwithstanding the foregoing, loans made by Seller to SIRVA Relocation Funding, LLC, for the purpose of financing the acquisition of residences by SIRVA, Inc., and the CMSR Securitization Receivable owned by the Seller shall be included in the Seller’s assets for the purposes of determining its Tangible Net Worth.

(c) The following terms in the Definitions Section of the Repurchase Agreement are hereby deleted:

Current Assets

Current Liabilities

Current Ratio

Subservicer

Subservicer Instruction Letter

(d) Sections 3.6 and 3.7 of the Repurchase Agreement are modified so that all references to 2:00 p.m. are amended to be references to 3:00 p.m.

(e) Section 14 to the Repurchase Agreement is hereby amended to read as follows:

“14. Term. This Agreement shall terminate as to future transactions (a) on July 9, 2013; provided, however, that termination shall be immediately effective, without the necessity of a notice from Buyer, upon the occurrence of an Act of Insolvency. Termination will not affect the obligations hereunder and under the Guaranty as to any Purchased Loans purchased prior to the effective date of such termination.”

(f) Annex 1 to the Repurchase Agreement is hereby deleted in its entirety and Annex 1 attached hereto shall replace it for all purposes.

(g) Annex 2 to the Repurchase Agreement is hereby deleted in its entirety and Annex 2 attached hereto shall replace it for all purposes.

(h) Exhibit A to the Repurchase Agreement is hereby deleted in its entirety and Exhibit A attached hereto shall replace it for all purposes.

(i) Exhibit F to the Repurchase Agreement is hereby deleted in its entirety and Exhibit F attached hereto shall replace it for all purposes.

Section 2. Effectiveness Conditions. This Amendment shall be effective as of the Effective Date upon the completion of the following conditions precedent (all agreements, documents and instruments to be in form and substance satisfactory to Buyer and Buyer’s counsel):

(a) Execution and delivery by Seller of this Amendment to Buyer;

(b) Execution and/or delivery of all other agreements, instruments and documents requested by Buyer to effectuate and implement the terms hereof and the Existing Repurchase Documents;

(c) The modification to the Investment Return Rate set forth herein shall apply to Purchased Loans where the Acquisition Date occurs after the Effective Date of this Amendment. For all other Purchased Loans where the Acquisition Date was prior to or on the date of this Amendment, the Investment Return Rate in effect as of such Acquisition Date shall continue to apply; and

(d) Notwithstanding anything herein to the contrary, a HARP Loan will not qualify as an Eligible Mortgage Loan until such time as Seller becomes an approved servicer/seller of Fannie Mae or Freddie Mac.

Section 3. Representations and Warranties. Seller and Guarantor represent and warrant to Buyer that:

(a) All warranties and representations made to Buyer under the Repurchase Agreement and the Existing Repurchase Documents are true and correct as to the date hereof.

(b) The execution and delivery by Seller of this Amendment and the performance by Seller of the transactions herein contemplated (i) are and will be within such party’s powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which any Seller is a party or by which the property of Seller is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Seller.

(c) This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, will be valid, binding, and enforceable in accordance with its respective terms.

(d) No Default has occurred and is continuing under the Repurchase Agreement or any of the other Existing Repurchase Documents.

Section 4. Ratification of Existing Repurchase Documents. Except as expressly set forth herein, all of the terms and conditions of the Repurchase Agreement and Existing Repurchase Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Repurchase Agreement shall mean the Repurchase Agreement as modified by this Amendment.

Section 5. Governing Law. This Amendment, and all matters arising out of or related to this Amendment, shall be governed by, construed and enforced in accordance with the laws of the State of Illinois, without reference to its principles of conflicts of laws.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signature by facsimile shall also bind the parties hereto. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders and (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well.

[Signatures Appear on Following Pages]

Signed this 5th day of July, 2012, to be effective as of the Effective Date.

SELLER:

SIRVA MORTGAGE, INC., an Ohio corporation

By:	/s/ Paul E. Klemme

Name:	Paul E. Klemme

Title:	President

BUYER:

ASSOCIATED BANK, N.A.

By:	/s/ Thomas J. Connally
Thomas J. Connally, Senior Vice President

Annex 1

Customized Terms

1. Additional Definitions. The following definitions are added to Section 1 of the Agreement:

“Annual Reporting Date” means the date that is ninety (90) days after the end of each fiscal year (see subSection 13.7(b)).

“Conforming Sublimit” means the Sublimit applicable to Conforming Mortgage Loans, which shall be 100% of Seller’s Concentration Limit.

“FHA Sublimit” means the Sublimit applicable to FHA Loans, which shall be 100% of Seller’s Concentration Limit.

“HARP Sublimit” means the Sublimit applicable to HARP Loans, which shall be 50% of the Seller’s Concentration Limit.

“Jumbo Sublimit” means the Sublimit applicable to Jumbo Loans, which shall be 10% of Seller’s Concentration Limit.

“Interim Date” means March 31, 2011.

“Monthly Reporting Date” means the date that is thirty (30) days after the end of each calendar month (see subSection 13.7(a)).

“Non-Utilization Fee” means a fee calculated for any calendar month at the rate of 25 basis points (.25%) per annum of the Unused Amount for such calendar month period; provided that such fee shall be waived for any calendar month period in which the Used Amount for such month is equal to or greater than fifty percent (50%) of Seller’s Concentration Limit; provided further, that such fee shall be waived for the first two (2) calendar months commencing on the 1st day of the 1st calendar month occurring after the date of this Agreement.

“Seller’s Concentration Limit” means $30,000,000.00 at any one time; provided, however, commencing on or after January 11, 2012, Seller may, at any time, without premium or penalty, upon not less than ten (10) Business Days prior written notice to Buyer, reduce or terminate Seller’s Concentration Limit, with any reduction in a minimum amount of Five Million Dollars ($5,000,000), or, if more, in an integral multiple of Five Million Dollars ($5,000,000); provided, however, that (a) Seller may reduce the Seller’s Concentration Limit no more than once each calendar quarter, (b) at no time may the Aggregate Purchase Value exceed the Seller’s Concentration Limit after giving effect to any such reduction, and (c) unless terminated in full, the Seller’s Concentration Limit shall not be reduced to less than Five Million Dollars ($5,000,000). Upon Seller’s termination of Seller’s Concentration Limit in full in accordance with the foregoing, the Agreement shall terminate as to all future transactions and Seller shall repurchase all outstanding Purchased Loans hereunder as of the effective date of such termination and pay Buyer all outstanding amounts due and payable hereunder in connection with such Purchased Loans and any other obligations hereunder.

“USDA Sublimit” means the Sublimit applicable to USDA Loans, which shall be 100% of the Sellers’ Concentration Limit.

Annex 1 – Page 1

“VA Sublimit” means the Sublimit applicable to VA Loans, which shall be 100% of Seller’s Concentration Limit.

“Wet Funding Deadline” means the fifth (5th) Business Day after the closing of the Mortgage Loan.

“Wet Funding Sublimit” means the Sublimit applicable to wet funded loans, which shall be 30% of Seller’s Concentration Limit.

“Unused Amount” means the difference obtained by subtracting the Used Portion from Seller’s Concentration Limit.

“Used Amount” means, at the time of any determination, the sum of the arithmetic daily averages of the Acquisition Price of all Mortgage Loans previously purchased by Buyer but not yet either repurchased by Seller or purchased by a Takeout Investor as of such determination. Buyer’s determination of the Used Portion is binding and conclusive, absent manifest error.

2. Modified or Clarified Definitions Terms. The following definitions and terms are clarified or modified, as applicable, as follows:

“Event of Default”: The amount of Debt referenced in clause (xi) of the definition of “Event of Default” in Section 1 of the Agreement is One Hundred Thousand and no/100 Dollars ($100,000.00).

“Investment Return Rate”: The number of basis points referenced in the definition of “Investment Return Rate” in Section 1 of the Agreement is 225 basis points (2.25%) for each Purchased Loan.

“No Undisclosed Liabilities”: The amount of liabilities and Debt referenced in Section 12.19 of the Agreement is Twenty-Five Thousand and no/100 Dollars ($25,000.00).

“Leverage Ratio”: The ratio referenced in Section 13.11 of the Agreement is 12.0 to 1.

“Minimum Tangible Net Worth”: The amount referenced in Section 13.12 of the Agreement is Thirteen Million Five Hundred Thousand and no/100 Dollars ($13,500,000.00).

“Maintenance of Cash”. The amount of Unencumbered Cash referenced in Section 13.14 of the Agreement is an amount equal to or more than Three Million and no/100 Dollars ($3,000,000.00).

“Minimum Interest Coverage Ratio”: The ratio referenced in Section 13.15 of the Agreement is **** to ****.

3. Additional Repurchase or Warehouse Facility. Seller shall maintain throughout the term of this Agreement, with one or more nationally recognized and established counterparty (other than Buyer) at least one or more loan repurchase or warehouse facility that provides funding on a committed basis, in an aggregate amount equal to at least $****.

Annex 1 – Page 2

4. Notices.

Notices to Seller made pursuant to Section 15.1 of the Agreement shall be addressed as follows:

SIRVA Mortgage, Inc.

6200 Oak Tree Blvd., Suite 300

Independence, Ohio 44131

Attention: Paul Klemme

Notices to Buyer made pursuant to Section 15.1 of the Agreement shall be addressed as follows:

Associated Bank, N.A.

130 East Randolph Drive

Chicago, Illinois 60601

Attention: Tom Connally

Annex 1 – Page 3

Annex 2

Representations and Warranties Concerning Mortgage Loans

(a) The information with respect to each Purchased Loan set forth in the related Loan Purchase Detail and Loan Sale Confirmation is true and correct as of the date specified in all material respects;

(b) Each Purchased Loan was completely originated, underwritten, closed, funded and packaged by Seller;

(c) All documentation required to be delivered to Buyer has been so delivered; and the purchase by Buyer of each Purchased Loan constitutes a secondary market transaction under the Real Estate Settlement Procedures Act (“RESPA”);

(d) Each Purchased Loan is subject to a written and binding Takeout Commitment to Seller requiring the Takeout Investor to purchase such loan from Seller at a price at least equal to the Repurchase Price or a Hedging Agreement followed by a Takeout Commitment meeting the foregoing conditions within thirty (30) calendar days of funding such Purchased Loan;

(e) Each Eligible Mortgage Loan has a Mortgagor with a minimum FICO score of at least 620;

(f) Seller is servicing each Purchased Loan in accordance with the terms of this Agreement; the servicing and collection practices used by Seller with respect to each Purchased Loan have been in all respects legal, proper, prudent, and in accordance with the requirements of this Agreement;

(g) Each Mortgage Note evidencing a Purchased Loan bears a fixed or adjustable interest rate; and if a Purchased Loan provides for an adjustable interest rate, then the terms of the related Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable and such adjustments will not affect the priority of the first lien of the related Mortgage;

(h) Each Purchased Loan is secured by a valid and subsisting first lien of record (or is in the process of being recorded) on the related Mortgaged Property, free and clear of all Liens other than the first Lien of the related Mortgage (which has been validly assigned to Buyer) or a purchase money mortgage or deed of trust which constitutes a second Lien on the Mortgaged Property;

(i) Buyer will be the sole owner of each Purchased Loan subject to no liens, charges, mortgages, encumbrances or rights of others;

(j) No Purchased Loan is delinquent;

(k) There is no delinquent tax or assessment lien on the Mortgaged Property securing the related Mortgage, and each Mortgaged Property is free of substantial damage or waste;

(l) The Mortgage and the Mortgage Note of each related Purchased Loan are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage or the Mortgage Note, or the exercise of any rights thereunder, render the Mortgage or the Note invalid or unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

Annex 2 – Page 1

(m) To the best of Sellers knowledge as of the Acquisition Date, there is no mechanics’ lien or claim for work, labor or material affecting the property securing the related Mortgage which is or may be a lien prior to, or equal with, the lien of the related Mortgage;

(n) Each Purchased Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act and other consumer protection laws, usury, equal credit opportunity, disclosure and recording laws;

(o) With respect to each Purchased Loan either (a) an attorney’s opinion of title has been obtained but no title policy has been obtained or (b) a lender’s title insurance policy, issued in standard American Land Title Association form by a title insurance company authorized to transact business in the state in which the property securing the related Mortgage is situated, in an amount at least equal to the original balance of such Purchased Loan insuring the mortgagee’s interest under the related Purchased Loan as the holder of a valid first mortgage lien of record on the real property described in the related Mortgage, as the case may be, subject only to exceptions acceptable to Buyer in its sole discretion, was effective on the date of the origination of such Purchased Loan, and such policy is valid and thereafter such policy shall continue in full force and effect;

(p) The improvements upon the property securing the related Mortgage are covered by a valid and existing hazard insurance policy with a carrier generally acceptable to Seller that provides for fire and extended coverage representing coverage not less than the least of (A) the outstanding principal balance of the Purchased Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the full insurable value of the property securing the related Purchased Loan, and in any event which is not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to such property in the event of any loss less than the amount of the insurance coverage;

(q) If the property securing the related Mortgage is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such mortgaged property with a carrier generally acceptable to Seller in an amount representing coverage not less than the least of (A) the outstanding principal balance of the related Purchased Loan, (B) the minimum amount required to compensate for damage r loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

(r) Each Mortgage and Mortgage Note of each related Purchased Loan is the legal, valid and finding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Purchased Loan had full legal capacity to execute all documents relating to such Eligible Loan and convey the estate therein purported to be conveyed;

(s) Seller has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of Buyer in any insurance policies applicable to any Purchased Loans transferred by Seller including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of Buyer;

(t) Each original Mortgage securing a related Purchased Loan was recorded or is in the process of being recorded, or, if Seller is registered with MERS, such MERS Mortgage has recorded in the name of MERS, or is in the process of being so recorded , and the ownership of such MERS Mortgage by Buyer has been listed with MERS;

Annex 2 – Page 2

(u) The proceeds of each Purchased Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder; any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with; all costs, fees and expenses incurred in making or closing or recording such Eligible Loans were paid;

(v) The related Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the first lien of the corresponding Mortgage;

(w) No Purchased Loan has a shared appreciation feature, or other contingent interest feature;

(x) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Purchased Loan in the event the property securing the related Mortgage is sold without the prior consent of the mortgagee thereunder;

(y) There is no proceeding pending, currently occurring or threatened for the total or partial condemnation of the property securing the related Mortgage;

(z) All of the improvements that were included for the purposes of determining the appraised value of the property securing the related Mortgage lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon such property, and are stated in the title insurance policy and affirmatively insured;

(aa) No improvement located on or being part of the property securing the related Mortgage is in violation of any applicable zoning law or regulation; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each such property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such property is lawfully occupied under the applicable law;

(bb) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the owner of the related Purchased Loan to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the related Mortgagor;

(cc) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the property securing the related Mortgage of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee’s sale and (B) otherwise by judicial foreclosure. There is no homestead or other exemption other than any applicable Mortgagor redemption rights available to the related Mortgagor which would materially interfere with the right to sell the property securing the related Mortgage at a trustee’s sale or the right to foreclose the related Mortgage;

(dd) There is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and Seller of such related Purchased Loan has not waived any default, breach, violation or event of acceleration;

Annex 2 – Page 3

(ee) No instrument of release or waiver has been executed in connection with any Purchased Loan, and neither the related Mortgage nor the Mortgagor has been released, in whole or in part;

(ff) Each Purchased Loan was originated based upon an appraisal which complies with the requirements set forth in the FDIC Improvement Act of 1991.

(gg) To the best of Sellers knowledge as of the Acquisition Date, there do not exist any hazardous substances, hazard wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation on any mortgaged property that would give rise to a cause of action under such legislation;

(hh) Reserved;

(ii) Each Purchased Loan is not secured by an interest in a mobile home;

(jj) Each Purchased Loan was originated by the applicable for the purchase or refinancing of the related Mortgaged Property and was not originated for the purpose of altering, repairing or improving the related Mortgaged Property;

(kk) The Mortgagor of the related Purchased Loan is not an owner, officer, director, member, partner, or agent of Seller or Affiliate of Seller, except upon prior written notice from Seller and approval by Buyer which approval will not be unreasonably withheld;

(ll) Each Purchased Loan accrues interest based upon a calendar year of 365 days;

(mm) Except as permitted by the Buyer, each Purchased Loan is secured by a valid and subsisting first lien Mortgage of record (or is in the process of being recorded) against residential real property consisting of land and a completed one-to-four unit single family dwelling or condominium unit (but not a manufactured home unit or a mobile home, a co-op, or a multi-family dwelling for more than four families) thereon which is fully completed and is or will be occupied by the Mortgagor as a primary residence or a second or vacation home, but in no event shall be used for rental or investment purposes; and

(nn) None of the Purchased Loans are (a) Mortgage Loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 226 34 of Regulation Z, the regulation implementing MA, which implements the Home Ownership and Equity Protection Act of 1994, as amended, or (b) classified and/or defined, as a “high cost”, “threshold”, “predatory” or “covered” loan (or a similarly classified loan using different terminology under a law imposing additional legal liability for mortgage loans having high interest rates, points and/or fees) under any other applicable state, federal or local law, regulation or ordinance.

Annex 2 – Page 4

EXHIBIT F

ELECTRONIC TRACKING AGREEMENT

Buyer Member Org. ID No:

Seller Member Org. ID No:

THIS ELECTRONIC TRACKING AGREEMENT dated as of                      , 2012 (this “Agreement”) among ASSOCIATED BANK, N.A., a national banking association (“Buyer”), MERSCORP HOLDINGS, INC. (“Electronic Agent”), MORTGAGE ELECTRONIC REGISTRATION SYSTEMS, INC. (“MERS”) and                        (“Seller”).

WHEREAS, the Buyer has agreed to purchase from the Seller, from time to time at its election, Mortgage Loans (the “Mortgage Loans”) pursuant to the terms and conditions of a Mortgage Loan Repurchase Agreement dated as of              ,     , 2012, between the Buyer and the Seller, as amended from time to time (the “Repurchase Agreement”); and

WHEREAS, the Seller is obligated to service the Mortgage Loans pursuant to the terms and conditions of the Repurchase Agreement; and

WHEREAS, the Buyer and the Seller desire to have certain Mortgage Loans registered on the MERS® System (defined below) such that the mortgagee of record under each Mortgage (defined below) shall be identified as MERS;

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.	Definitions.

Capitalized terms used in this Agreement shall have the meanings ascribed to them below.

“Affected Loans” shall have the meaning assigned to such term in Section 4(b).

“Assignment of Mortgage” shall mean, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related mortgaged property is located to effect the assignment of the Mortgage upon recordation.

“MERS Procedures Manual” shall mean the MERS Procedures Manual attached as Exhibit B hereto, as it may be amended from time to time.

“MERS Designated Mortgage Loan” shall have the meaning assigned to such term in Section 3.

“MERS® System” shall mean the Electronic Agent’s mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

“Mortgage” shall mean a mortgage or deed of trust securing a Mortgage Note.

“Mortgage Loan” shall mean each mortgage loan included in a Mortgage Pool, in each case secured by a Mortgage.

“Mortgage Loan Documents” shall mean the originals of the Mortgage Notes and other documents and instruments required to be delivered to the Buyer for each transaction, all pursuant to the Repurchase Agreement.

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“Mortgage Note” shall mean a promissory note or other evidence of indebtedness of the obligor thereunder, representing a Mortgage Loan, and secured by the related Mortgage.

“Mortgage Pool” shall mean a designated pool of Mortgage Loans, a 100% ownership interest in which is purchased and sold under the Repurchase Agreement.

“Mortgagor” shall mean the obligor on a Mortgage Note.

“Notice of Servicing Termination Event” shall mean a notice from the Buyer that a Servicing Termination Event has occurred and is continuing.

“Opinion of Counsel” shall mean a written opinion of counsel in form and substance reasonably acceptable to the Buyer. “Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

“Servicing Termination Event” shall mean any action allowed under the Repurchase Agreement whereby the Agent has replaced the Seller as servicer of any Mortgage Loans.

2.	Appointment of the Electronic Agent.

(a) The Buyer and the Seller, by execution and delivery of this Agreement, each does hereby appoint MERSCORP Holdings, Inc. as the Electronic Agent, subject to the terms of this Agreement, to perform the obligations set forth herein.

(b) MERSCORP Holdings, Inc., by execution and delivery of this Agreement, does hereby (i) agree with the Buyer and the Seller subject to the terms of this Agreement to perform the services set forth herein, and (ii) accept its appointment as the Electronic Agent.

3.	Designation of MERS as Mortgagee of Record; Designation of Investor and Servicer of Record in MERS.

The Seller has designated or shall designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record with respect to each Mortgage Loan in a Mortgage Pool, and in accordance with the MERS Procedures Manual, the Seller has designated or shall designate the Seller as the servicer or subservicer in the MERS® System for each such Mortgage Loan (each such Mortgage Loan, upon such designation by MERS, a “MERS Designated Mortgage Loan”).

4.	Obligations of the Electronic Agent.

(a) The Electronic Agent shall ensure that MERS, as the mortgagee of record under each MERS Designated Mortgage Loan, shall promptly forward all properly identified notices MERS receives in such capacity to the person or persons identified in the MERS® System as the servicer or if a subservicer is identified in the MERS® System, the subservicer for such MERS Designated Mortgage Loan.

(b) Upon receipt of a Notice of Servicing Termination Event, in the form of Exhibit C, from the Buyer in which the Buyer shall identify the MERS Designated Mortgage Loans with respect to which such Servicing Termination Event has occurred (the “Affected Loans”), the Electronic Agent shall modify the investor fields and/or servicer fields to reflect the investor and/or servicer on the MERS® System as the Buyer or the Buyer’s designee with respect to such Affected Loans. Following such Notice of Servicing Termination Event, the Electronic Agent shall follow the instructions of the Buyer with respect to the Affected Loans without further consent of the Seller, and shall deliver to the Buyer any documents and/or information (to the extent such documents or information are in the possession or control of the Electronic Agent) with respect to the Affected Loans requested by the Buyer.

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(c) Upon the Buyer’s request and instructions, and at the Seller’s sole cost and expense, the Electronic Agent shall deliver to the Buyer or the Buyer’s designee, with respect to each Affected Loan as to which a request is made, an Assignment of Mortgage from MERS, in blank, in recordable form but unrecorded; provided however, that the Electronic Agent shall not be required to comply with the foregoing unless the costs and expenses of doing so shall be paid by the Seller or a third party.

(d) The Electronic Agent shall promptly notify the Buyer if it has actual knowledge that any mortgage, pledge, lien, security interest or other charge or encumbrance exists with respect to any of the Affected Loans. Upon the reasonable request of the Buyer, the Electronic Agent shall review the field designated “interim funder” and shall notify the Buyer if any Person (other than the Buyer) is identified in the field designated “interim funder”.

(e) In the event that (i) the Seller, the Electronic Agent or MERS shall be served by a third party with any type of levy, attachment, writ or court order with respect to any MERS Designated Mortgage Loan or (ii) a third party shall institute any court proceeding by which any MERS Designated Mortgage Loan shall be required to be delivered otherwise than in accordance with the provisions of this Agreement, the Electronic Agent shall promptly deliver or cause to be delivered to the other parties to this Agreement copies of all court papers, orders, documents and other materials concerning such proceedings.

(f) Upon the request of the Buyer, the Electronic Agent shall run a query with respect to any and all specified fields with respect to any or all of the MERS Designated Mortgage Loans and, if requested by the Buyer, shall change the information in such fields in accordance with the Buyer’s instructions.

(g) MERS, as mortgagee of record for the MERS Designated Mortgage Loans, shall take all such actions as may be required by a mortgagee in connection with servicing the MERS Designated Mortgage Loans at the request of the applicable servicer identified on the MERS® System, including, but not limited to, executing and/or recording, any modification, waiver, subordination agreement, instrument of satisfaction or cancellation, partial or full release, discharge or any other comparable instruments, at the sole cost and expense of the Seller and only if such costs and expenses are paid by the Seller or a third party.

(h) MERS may cause certain officers of the Buyer to be appointed officers of MERS, with authority to wield all of the powers specified in the corporate resolution of MERS, with respect to the MERS Designated Mortgage Loans. The corporate resolution may be modified, amended, replaced, or revoked, and any authorizations and powers specified therein may be subject to change.

5.	Access to Information.

Upon the Buyer’s request, the Electronic Agent shall furnish the Buyer or its auditors information in its possession with respect to the MERS Designated Mortgage Loans and shall permit them to inspect the Electronic Agent’s and MERS’ records relating to the MERS Designated Mortgage Loans at all reasonable times during regular business hours.

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6.	Representations of the Electronic Agent and MERS.

The Electronic Agent and MERS hereby represent and warrant as of the date hereof that:

(a) each of the Electronic Agent and MERS has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(b) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

(c) this Agreement has been duly executed and delivered on behalf of the Electronic Agent and MERS and constitutes a legal, valid and binding obligation of the Electronic Agent and MERS enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law);

(d) the Electronic Agent and MERS will maintain at all times insurance policies for fidelity and errors and omissions in amounts of at least three million dollars ($3,000,000) and five million dollars ($5,000,000) respectively, and a certificate and policy of the insurer shall be furnished to the Buyer upon request and shall contain a statement of the insurer that such insurance will not be terminated prior to 30 days’ written notice to the Buyer.

7.	Covenants of MERS.

(a) MERS shall (a) not incur any indebtedness other than in the ordinary course of its business, (b) not engage in any dissolution, liquidation, consolidation, merger or sale of assets, (c) not engage in any business activity in which it is not currently engaged, (d) not take any action that might cause MERS to become insolvent, (e) not form, or cause to be formed, any subsidiaries, (f) maintain books and records separate from any other person or entity, (g) maintain its bank accounts separate from any other person or entity, (h) not commingle its assets with those of any other person or entity and hold all of its assets in its own name, (i) conduct its own business in its own name, (j) pay its own liabilities and expenses only out of its own funds, (k) observe all corporate formalities, (l) enter into transactions with affiliates only if each such transaction is intrinsically fair, commercially reasonable, and on the same terms as would be available in an arm’s length transaction with a person or entity that is not an affiliate, (m) pay the salaries of its own employees from its own funds, (n) maintain a sufficient number of employees in light of its contemplated business operations, (o) not guarantee or become obligated for the debts of any other entity or person, (p) not hold out its credit as being available to satisfy the obligation of any other person or entity, (q) not acquire the obligations or securities of its affiliates or owners, including partners, members or shareholders, as appropriate, (r) not make loans to any other person or entity or buy or hold evidence of indebtedness issued by any other person or entity (except for cash and investment- grade securities), (s) allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of any affiliate, (t) use separate stationery, invoices, and checks bearing its own name, (u) not pledge its assets for the benefit of any other person or entity, (v) hold itself out as a separate identity, (w) correct any known misunderstanding regarding its separate identity, (x) not identify itself as a division of any other person or entity, and (y) maintain adequate capital in light of its contemplated business operations.

(b) MERS agrees that in no event shall MERS’ status as mortgagee of record with respect to any MERS Designated Mortgage Loan confer upon MERS any rights or obligations as an owner of any MERS Designated Mortgage Loan or the servicing rights related thereto, and MERS will not exercise such rights unless directed to do so by the Buyer.

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8.	Covenants of Seller.

(a) The Seller covenants that the Seller is a member of the MERS® System in good standing.

(b) The Seller covenants and agrees with the Buyer that with respect to each MERS Designated Mortgage Loan, it will not identify any party except the Buyer in the field “interim funder” on the MERS® System.

(c) Seller will provide the Buyer with a Mortgage Identification Number (“MIN”) for each MERS Designated Mortgage Loan sold to the Buyer for which MERS is the mortgagee of record.

9.	No Adverse Interest of the Electronic Agent or MERS.

By execution of this Agreement, the Electronic Agent and MERS each represents and warrants that it currently holds, and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any MERS Designated Mortgage Loan. The MERS Designated Mortgage Loans shall not be subject to any security interest, lien or right to set-off by the Electronic Agent, MERS, or any third party claiming through the Electronic Agent or MERS, and neither the Electronic Agent nor MERS shall pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party interest in, the MERS Designated Mortgage Loans.

10.	Indemnification of the Buyer.

The Electronic Agent agrees to indemnify and hold the Buyer and its designees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including reasonable attorneys’ fees, that the Buyer may sustain arising out of any breach by the Electronic Agent of this Agreement, the Electronic Agent’s negligence, bad faith or willful misconduct, its failure to comply with the Buyer’s instructions hereunder or to the extent caused by delays or failures arising out of the inability of the Buyer or the Electronic Agent to access information on the MERS® System. The foregoing indemnification shall survive any termination or assignment of this Agreement.

11.	Reliance of the Electronic Agent.

(a) In the absence of bad faith on the part of the Electronic Agent, the Electronic Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate or other document furnished to the Electronic Agent, reasonably believed by the Electronic Agent to be genuine and to have been signed or presented by the proper party or parties listed on Exhibit A and conforming to the requirements of this Agreement.

(b) Notwithstanding any contrary information which may be delivered to the Electronic Agent by the Seller, the Electronic Agent may conclusively rely on any information or Notice of Servicing Termination Event delivered by the Buyer, and the Seller shall indemnify and hold the Electronic Agent harmless for any and all claims asserted against it for any actions taken in good faith by the Electronic Agent in connection with the delivery of such information or Notice of Servicing Termination Event.

12.	Fees.

It is understood that the Electronic Agent or its successor will charge such fees and expenses for its services hereunder as set forth in a separate agreement between the Electronic Agent and the Seller. The Electronic Agent shall give prompt written notice of any disciplinary action instituted with respect to the Seller’s failure to pay any fees required in connection with its use of the MERS® System, and will give written notice at least thirty (30) days prior to any revocation of the Seller’s membership in the MERS® System.

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13.	Resignation of the Electronic Agent; Termination.

(a) The Buyer has entered into this Agreement with the Electronic Agent and MERS in reliance upon the independent status of the Electronic Agent and MERS, and the representations as to the adequacy of their facilities, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Neither the Electronic Agent nor MERS shall assign this Agreement or the responsibilities hereunder or delegate their rights or duties hereunder (except as expressly disclosed in writing to, and approved by, the Buyer) or any portion hereof or sell or otherwise dispose of all or substantially all of its property or assets without providing the Buyer with at least sixty (60) days’ prior written notice thereof.

(b) Neither the Electronic Agent nor MERS shall resign from the obligations and duties hereby imposed on them except by mutual consent of the Electronic Agent, MERS and the Buyer, or upon the determination that the duties of the Electronic Agent and MERS hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Electronic Agent and MERS. Any such determination permitting the resignation of the Electronic Agent and MERS shall be evidenced by an Opinion of Counsel to such effect delivered to the Buyer which Opinion of Counsel shall be in form and substance acceptable to the Buyer. No such resignation shall become effective until the Electronic Agent and MERS have delivered to the Buyer all of the Assignments of Mortgage, in blank, in recordable form but unrecorded for each MERS Designated Mortgage Loan identified by the Buyer as owned by the Buyer.

14.	Removal of the Electronic Agent.

(a) The Buyer, with or without cause, may remove and discharge the Electronic Agent and MERS from the performance of its duties under this Agreement with respect to some or all of the MERS Designated Mortgage Loans by written notice from the Buyer to the Electronic Agent and the Seller.

(b) In the event of termination of this Agreement, at the Seller’s sole cost and expense, the Electronic Agent shall follow the instructions of the Buyer for the disposition of the documents in its possession pursuant to this Agreement, and deliver to the Buyer an Assignment of Mortgage, in blank, in recordable form but unrecorded for each MERS Designated Mortgage Loan identified by the Buyer as owned by the Buyer. Notwithstanding the foregoing, in the event that the Buyer terminates this Agreement with respect to some, but not all, of the MERS Designated Mortgage Loans, this Agreement shall remain in full force and effect with respect to any MERS Designated Mortgage Loans for which this Agreement is not terminated hereunder. Notwithstanding any termination of this Agreement, the provisions of Section 10 shall survive any termination.

15.	Notices.

All written communications hereunder shall be delivered, via facsimile or by overnight courier, to the Electronic Agent and/or the Buyer and/or the Seller as indicated on the signature page hereto, or at such other address as designated by such party in a written notice to the other parties. All such communications shall be deemed to have been duly given when transmitted by facsimile, or in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

16.	Term of Agreement.

(a) This Agreement shall continue to be in effect until terminated by either the Buyer or the Electronic Agent sending written notice to the other parties of this Agreement at least sixty (60) days prior to said termination.

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(b) Upon the termination of this Agreement by the Electronic Agent, the Electronic Agent shall, at the Electronic Agent’s sole cost and expense, execute and deliver to the Buyer or its designee an Assignment of Mortgage with respect to each MERS Designated Mortgage Loan identified by the Buyer, in blank, in recordable form but unrecorded. In the event that this Agreement is terminated by the Buyer, the duties of the Electronic Agent in the preceding sentence shall be at the sole cost and expense of the Seller. In addition, the Buyer and the Electronic Agent may, at the sole option of the Buyer, enter into a separate agreement which shall be mutually acceptable to the parties with respect to any or all of the MERS Designated Mortgage Loans with respect to which this Agreement is terminated.

17.	Authorizations.

Any of the persons whose signatures and titles appear on Exhibit A hereto are authorized, acting singly, to act for the Buyer, the Seller or the Electronic Agent, as the case may be, under this Agreement. The parties may change the information on Exhibit A hereto from time to time but each of the parties shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

18.	Amendments.

This Agreement may be amended from time to time only by written agreement of the Buyer, the Seller and the Electronic Agent.

19.	Severability.

If any provision of this Agreement is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision, and this Agreement shall be enforced to the fullest extent required by law.

20.	Binding Effect.

This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns.

21.	Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAW OF THE STATE OF VIRGINIA.

THE BUYER, THE SELLER, THE ELECTRONIC AGENT AND MERS EACH IRREVOCABLY AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY COURT OF THE STATE OF NEW YORK, OR IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT EXPRESSLY AND IRREVOCABLY ASSENT AND SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF ANY SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING.

22.	Waiver of Jury Trial.

THE BUYER, THE SELLER, THE ELECTRONIC AGENT AND MERS EACH IRREVOCABLY AGREES TO WAIVE ITS RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING AGAINST IT ARISING OUT OF, OR RELATED IN ANY MANNER TO, THIS AGREEMENT OR ANY RELATED AGREEMENT.

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23.	Execution.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

24.	Cumulative Rights.

The rights, powers and remedies of the Electronic Agent, MERS, the Seller and the Buyer under this Agreement shall be in addition to all rights, powers and remedies given to the Electronic Agent, MERS, the Seller and the Purchaser by virtue of any statute or rule of law, or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Buyer’s rights in the Mortgage Loans.

25.	Status of Electronic Agent.

Nothing herein contained shall be deemed or construed to create a partnership, joint venture between the parties hereto and the services of the Electronic Agent and MERS shall be rendered as independent contractors for the Buyer and the Seller. Other than the obligations of the Electronic Agent and MERS expressly set forth herein, the Electronic Agent and MERS shall have no power or authority to act as agent for the Buyer or the Seller pursuant to any grant of authority made under or pursuant to this Agreement.

IN WITNESS WHEREOF, the Buyer, the Seller, the Electronic Agent and MERS have duly executed this Agreement as of the date first above written.

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BUYER:

ASSOCIATED BANK, N.A.

By:
Name:	Thomas Connally
Title:	Senior Vice President

Address for Notices:

130 East Randolph Drive
Chicago, Illinois 60601
Attention: Thomas Connally
Telephone No.: 312-565-5273
Facsimile No.: 312-861-1518

SELLER:

By:
Name:
Title:

Address for Notices:

Attention:
Telephone No.:
Facsimile No.:

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[ELECTRONIC AGENT AND MERS SIGNATURE PAGE TO

ELECTRONIC TRACKING AGREEMENT]

ELECTRONIC AGENT:

MERSCORP HOLDINGS, INC.

By:
Name:	Daniel R. McLaughlin
Title:	Executive Vice President

Address for Notices:

MERSCORP Holdings, Inc. 1818 Library Street, Suite 300 Reston, VA 20190 Attention: Sharon McGann Horstkamp, Esq. Telephone No.: (703) 761-1270 Facsimile No.: (703) 748-0183

MERS:

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS, INC.

By:
Name:	Sharon McGann Horstkamp
Title:	Corporate Secretary

Address for Notices:

Mortgage Electronic Registration Systems, Inc. 1818 Library Street, Suite 300 Reston, VA 20190 Attention: Sharon McGann Horstkamp, Esq. Telephone No.: (703) 761-1270 Facsimile No.: (703) 748-0183

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EXHIBIT A

LIST OF AUTHORIZED PERSONS

BUYER AUTHORIZATIONS:

Any of the persons whose signatures and titles appear below, or attached hereto, are authorized, acting singly, to act for the Buyer under this Agreement:

By:	By:	By:
Name:	Name:	Name:
Title:	Title:	Title:

SELLER AUTHORIZATIONS:

Any of the persons whose signatures and titles appear below, or attached hereto, are authorized, acting singly, to act for the Seller under this Agreement:

By:	By:	By:
Name:	Name:	Name:
Title:	Title:	Title:

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EXHIBIT A CONTINUED

LIST OF AUTHORIZED PERSONS

ELECTRONIC AGENT AUTHORIZATIONS:

Any of the persons whose signatures and titles appear below, or attached hereto, are authorized, acting singly, to act for the Electronic Agent under this Agreement:

By:		By:
	Daniel R. McLaughlin		Sharon McGann Horstkamp
	Executive Vice President		Vice President

MERS AUTHORIZATIONS:

Any of the persons whose signatures and titles appear below, or attached hereto, are authorized, acting singly, to act for MERS under this Agreement:

By:		By:
	Sharon McGann Horstkamp	Name:
	Corporate Secretary	Title:

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EXHIBIT B

MERS PROCEDURES MANUAL

Annex 2 – Page 13

EXHIBIT C

NOTICE OF SERVICING TERMINATION EVENT

                          ,

Attention: Sharon M. Horstkamp

MERSCORP Holdings, Inc.

1818 Library Street, Suite 300

Reston, Virginia 20190

Ladies and Gentlemen:

Please be advised that this Notice of Servicing Termination Event is being issued pursuant to Section 4(b) of that certain Electronic Tracking Agreement (the “Electronic Tracking Agreement”), dated as of             ,         , 2012, by and among ASSOCIATED BANK, N.A. (the “Buyer”),                     (the “Seller”), MERSCORP Holdings, Inc. (the “Electronic Agent”) and Mortgage Electronic Registration Systems, Inc. (“MERS”). A Servicing Termination Event has occurred with respect to the Mortgage Loans listed on the attached Schedule 1 (including the mortgage identification numbers). Accordingly, the Electronic Agent shall not accept instructions from the Seller, the Servicer, any subservicer, or any party other than the Buyer with respect to such Mortgage Loans, until otherwise notified by the Buyer.

Any terms used herein and not otherwise defined shall have such meaning specified in the Electronic Tracking Agreement.

By:
Name:
Title:

Annex 2 – Page 14